Dechert letterhead

                                                                November  , 2001


TCW Galileo Funds, Inc.
865 South Figueroa Street
Los Angeles, California 90017


Dear Sirs:


In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of common stock, par value $.001 per share
("Shares") of TCW Galileo Funds, Inc. (the "Fund"), we have examined such matters, as we have deemed necessary to give this opinion:

On the basis of the foregoing, we are of the opinion that the shares of common stock of the Funds being registered under the Securities Act of 1933 in Post-Effective Amendment No. 32 and under the Investment Company Act of 1940 in Post-Effective Amendment No. 35 to the Registration Statement when issued in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with and as part the Registration Statement


                                        Sincerely,



                                        Dechert